As filed with the Securities and Exchange Commission on February 20, 2020
Registration No. 333-216115

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUN LIFE FINANCIAL INC.
(Exact name of registrant as specified in its charter)

Canada	Not Applicable
(States or other jurisdiction of incorporation or incorporation)	(I.R.S. Employer Identification No.)

1 York Street, 31st Floor Toronto, Ontario, Canada M5J 0B6 (Address of registrant's principal executive offices)	Not Applicable (Zip Code)

SUN ADVANTAGE SAVINGS AND INVESTMENT PLAN
(FORMERLY KNOWN AS U.S. EMPLOYEES’ SUN ADVANTAGE SAVINGS AND INVESTMENT PLAN)
(Full title of the plan)

Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc.
One Sun Life Executive Park
Wellesley Hills, Massachusetts  02481
(781) 446-1825
(Name, address, and telephone number,
including area code, of agent for service in the United States)

Copies to:

James Klopper	Tracie Allan
Sun Life Financial US	Sun Life Financial
1 Sun Life Park, SC 3093	1 York Street West, 31st Floor
Wellesley Hills, Massachusetts 02481	Toronto, Ontario, Canada M5J 0B6
(781) 263-6373	(647) 256-2502

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) to the registration statement on Form S-8 filed by Sun Life Financial Inc. (the “Corporation”) with the Commission on February 17, 2017 (File No. 333-216115) (the “Registration Statement”) is being filed to deregister 119,063 Common Shares of the Corporation (“Common Shares”) issuable pursuant to plan interests that remain unsold as of the date this Post-Effective Amendment (the “Unsold Shares”). The Unsold Shares were registered on the Registration Statement in connection with the Sun Advantage Savings and Investment Plan (formerly known as United States Employees’ Sun Advantage Savings and Investment Plan) (the “Plan”). The Registrant has terminated the offering of Common Shares pursuant to the issuance of interests under the Plan. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Corporation is filing this Post-Effective Amendment to deregister all the Unsold Shares that were registered under the Registration Statement that remained unsold as of the termination of the offering.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Toronto, Province of Ontario, Canada (Kansas City, Missouri, as to its U.S. representative) on the 19th day of February, 2020.

SUN LIFE FINANCIAL INC.
(Registrant)

By:	/s/ Dean A. Connor
Dean A. Connor
Chief Executive Officer

SUN LIFE ASSURANCE COMPANY OF CANADA -
U.S. OPERATIONS HOLDINGS, INC.
(U.S. representative)

By:	/s/ Collen Kallas
Colleen Kallas
Secretary

No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Securities Act of 1933, as amended.